EXHIBIT 99.6



                                                         SUPPLEMENTAL ORDER FORM

                                                        [BANK LOGO APPEARS HERE]

                                                        Stock Information Center
                                                           500 12th Avenue South
                                                              Nampa, Idaho 83651
                                           IMPORTANT - IMMEDIATE ACTION REQUIRED

FAILURE TO RETURN THIS SUPPLEMENTAL ORDER FORM, WITH FULL PAYMENT, SO THAT IT IS RECEIVED (NOT POSTMARKED) BY HOME FEDERAL BANCORP, INC. BY _____ A.M., MOUNTAIN TIME, ON _______ ___, 2004, WILL RESULT IN YOUR INELIGIBILITY TO RECEIVE ANY SHARES OF COMMON STOCK IN THE OFFERING.

As described in the enclosed Prospectus Supplement, the terms of our stock offering have changed. The change required us to return all funds remitted for the purchase of shares and cancel all deposit account withdrawal authorizations. If you would like to submit a new order to purchase shares of Home Federal Bancorp, Inc. common stock you must complete, sign and return this Order Form, with full payment, by the deadline noted below.


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                              DEADLINE AND DELIVERY
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This Order Form must be received (not postmarked), with full payment, by no later than _____ a.m., Mountain Time, on _______ __, 2004. You may deliver the form: (1) by using the reply envelope provided, (2) by overnight delivery to the Stock Information Center address on the top of this form or (3) by hand delivery to the Stock Information Center or any Home Federal office.


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                              1. STOCK REGISTRATION
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This stock will be registered as shown below. You may not change the form of registration. If separate original Stock Order Forms were submitted for stock to be registered in separate titles, then a separate Order Form must be submitted for each order.


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                         2. ORDER & REFUND* INFORMATION
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* If you paid for your original order by check, your refund and interest have been mailed under separate cover. If you authorized withdrawal from your Home Federal deposit account(s), your withdrawal authorization has been canceled and the funds remain in your account(s) with accrued interest, unless you later withdrew the funds.
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                                3. STOCK ELECTION
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  Number of Shares      x      Price per Share =        Total Amount Due
  ----------------                 $10.00               ----------------

                                                        $
  ----------------                                      ----------------


Minimum purchase: 25 shares; Maximum purchase: No person may purchase more than 25,000 shares, and no person together with his or her associates or groups of persons acting in concert may purchase more than 1% of the offering, which is 60,835 shares at the maximum, as adjusted, of the offering range. Please refer to the Prospectus dated August 13, 2004 for additional maximum purchase provisions.


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                              4. METHOD OF PAYMENT
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[ ]      Enclosed is a check or money order payable to Home Federal Bancorp,
         Inc. in the amount of $_______

[ ] I authorize withdrawal from the Home Federal savings or certificate of deposit account(s) listed below:


Account Number                           Amount
-------------------------------------    ----------------------

                                         $
-------------------------------------    ----------------------

                                         $
-------------------------------------    ----------------------

                                         $
-------------------------------------    ----------------------

             Total Withdrawal Amount:    $
                                         ----------------------



Checks will be cashed upon receipt. Funds authorized for direct withdrawal must be available within the designated accounts at the time this form is submitted. Do NOT authorize direct withdrawal from Home Federal IRAs or accounts with checking privileges.


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                         5. ACKNOWLEDGMENT AND SIGNATURE
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I (we) hereby authorize fulfillment of my (our) order. Further, I (we) certify that my (our) order does not conflict with the purchase limitations outlined in the amended plan of reorganization and stock issuance (as described in the Prospectus) and that any shares being subscribed for are for my (our) account only and that there is no present agreement or understanding regarding the subsequent sale or transfer of such shares. In order to be effective, this Order Form must be properly completed and accompanied by full payment.

I (we) will take ownership of all shares in the form of ownership designated by me (us) at the time of my (our) original order. All signatures should appear exactly as on the original Stock Order Form. This Order Form should be signed by all persons who signed the original Stock Order Form. If less than all signatories appear on this form, Home Federal Bancorp, Inc. reserves the right to treat the order as valid, but is not obligated to do so. The undersigned hereby affirms the representations made and the information provided on the Stock Order Form previously submitted, and hereby acknowledges receipt of the Prospectus dated August 13, 2004 and the Prospectus Supplement dated _______ __, 2004.

                          ORDER NOT VALID UNLESS SIGNED





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Signature                   Date           Signature                  Date


        If you have questions please call our Stock Information Center at
                                 (208) 468-5025.




Internal Use Only:
Date:                                       Check:
       --------------                               -------------  -------------
Batch:                 Order:               Amount:
       --------------         ------------          -------------  -------------